UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2012 (January 5, 2012)

ANCESTRY.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34518	26-1235962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 West 4800 North, Provo, UT 84604

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (801) 705-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition.

On January 5, 2012, Ancestry.com Inc. (the “Company”) announced via a press release selected preliminary results of operations for its quarter and year ended December 31, 2011. A copy of the press release is attached as Exhibit 99.1 hereto.

The exhibit contains references to adjusted EBITDA, which is considered a non-GAAP financial measure.

Management believes that adjusted EBITDA is a useful measure of operating performance because it excludes items that the Company does not consider indicative of its core performance. In determining adjusted EBITDA, the Company adjusts net income for such things as interest, taxes, stock-based compensation and certain non-cash and non-recurring items. However, non-GAAP measures such as adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, net income and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP.

Management uses adjusted EBITDA as a measure of operating performance; for planning purposes, including the preparation of the annual operating budget; to allocate resources to enhance the financial performance of the Company’s business; to evaluate the effectiveness of the Company’s business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of the Company’s results with those of other companies; and in communications with the Board of Directors concerning the Company’s financial performance. The Company also uses adjusted EBITDA as a factor when determining management’s incentive compensation.

The information in this Item 2.02 (including Exhibit 99.1) shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibit	Description

	99.1	Press release dated January 5, 2012 by the Company reporting selected preliminary results of operations for the quarter and year ended December 31, 2011 (furnished and not filed herewith as described in Item 2.02).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANCESTRY.COM INC. (Registrant)

Date: January 5, 2012	By:	/s/ William C. Stern
William C. Stern
General Counsel

INDEX OF EXHIBITS

Exhibit	Description

99.1	Press release dated January 5, 2012 by the Company reporting selected preliminary results of operations for its quarter and year ended December 31, 2011 (furnished and not filed herewith as described in Item 2.02).